As filed with the Securities and Exchange Commission on November 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	2851	98-1073028
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, Pennsylvania 19103

(855) 547-1461

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael F. Finn

Senior Vice President and General Counsel

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, Pennsylvania 19103

(855) 547-1461

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon Jason M. Licht Latham & Watkins LLP 555 Eleventh Street, NW Washington, D.C. 20004 (202) 637-2200	Craig F. Arcella Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-198271

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Shares, $1.00 par value per share	5,750,000	$19.50	$112,125,000	$13,028.93

(1)	Includes common shares that may be sold to cover the exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-198271) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered 51,750,000 Common Shares with a proposed maximum aggregate offering price of $1,086,750,000 on the Initial Registration Statement, which was declared effective on November 10, 2014, and for which a filing fee of $127,540.35 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 5,750,000 common shares, par value $1.00 per share, of Axalta Coating Systems Ltd. The contents of the Registration Statement on Form S-1, as amended (File No. 333-198271), which was initially filed on August 20, 2014, and which was declared effective by the Securities and Exchange Commission on November 10, 2014, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on November 12, 2014.

AXALTA COATING SYSTEMS LTD.

By:	/s/ Charles W. Shaver
Charles W. Shaver
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Charles W. Shaver Charles W. Shaver	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 12, 2014

/s/ Robert W. Bryant Robert W. Bryant	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 12, 2014

/s/ Sean M. Lannon
Sean M. Lannon	Vice President and Global Controller (Principal Accounting Officer)	November 12, 2014

*	Director	November 12, 2014
Orlando A. Bustos

*	Director	November 12, 2014
Robert M. McLaughlin

*	Director	November 12, 2014
Andreas C. Kramvis

*	Director	November 12, 2014
Martin W. Sumner

*	Director	November 12, 2014
Wesley T. Bieligk

*	Director	November 12, 2014
Gregor P. Böhm

*	Director	November 12, 2014
Allan M. Holt

*	Director	November 12, 2014
Gregory S. Ledford

*By:	/s/ Robert W. Bryant
Robert W. Bryant Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Opinion of Conyers Dill & Pearman Pte. Ltd.

23.1	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1**	Powers of Attorney (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-198271) filed with the Commission on August 20, 2014 and incorporated by reference herein)

**	Previously filed.